EXHIBIT 23.1


            CONSENT OF REILLY, PENNER & BENTON LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05799) pertaining to the A.O. Smith Profit Sharing Retirement Plan (the Plan) of our report dated July 14, 1997, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



Milwaukee, Wisconsin                      REILLY, PENNER & BENTON LLP
July 15, 1997